EXHIBIT INDEX



Exhibit

4.31 Form of Indenture between the Company and one or more commercial banks to be named, as trustee.

5.1  Opinion of James L. McCulloch, Vice President and General
     Counsel of the Company.

12.1 Statement re computation of earnings to fixed charges.

23.1 Consent of James L. McCulloch (included in Exhibit 5.1).

23.2 Consent of Coopers & Lybrand L.L.P., Independent
     Accountants.

23.3 Consent of Ryder Scott Company Petroleum Engineers.

24.1 Power of Attorney pursuant to which amendment to the Registration Statement may be filed (included on the signature page contained in Part II of the Registration
     Statement).

99.1 Sale and Purchase Agreement between Global Marine Australia
     Inc. and Dual Drilling Company.



          The following exhibits are incorporated by reference into the Registration Statement with which this set of Exhibits is filed, as stated at pages II-2 through II-5 of the Registration Statement. Descriptions of said exhibits are incorporated herein by this reference to Item 16 of the Registration Statement.

          4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10,
          4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19,
          4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28,
          4.29 and 4.30